Exhibit 99.1

For Immediate Release

Contacts:

Brad Holmes, Investor Relations (713) 654-4009; or Thomas Cooke, CEO (713) 458-1560; or Andrew Clifford, President (713) 458-1560; or Michael Aldridge, CFO (713) 458-1560

Website:

www.saratogaresources.com

Saratoga Resources, Inc. Announces $18.6 Million Private Placement of Common Stock

Houston, Texas, May 15, 2012—Saratoga Resources, Inc. (NYSE MKT: SARA) (the “Company”) today announced that it has entered into definitive agreements to sell 2.97 million shares of its common stock at $6.25 per share in a private placement to a select group of institutional and accredited investors for total gross proceeds of $18.6 million before the deduction of placement agent commissions and offering expenses.

The Company expects to use the proceeds from this financing to fund acceleration of its drilling and development program on its existing assets. The transaction is expected to close on or about May 17, 2012, subject to the satisfaction of certain customary closing conditions.

C. K. Cooper & Company (Member: FINRA/SiPC/MSRB) and Ladenburg Thalmann & Co., Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTD), acted as co-placement agents for this transaction.

The shares of common stock offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock to be issued in this private placement.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

Saratoga's Chairman and Chief Executive Officer, Thomas Cooke said "We have a large inventory of drilling opportunities and intend to accelerate the drilling and development of those opportunities with this added funding.  The proceeds of this offering, coupled with our existing cash flow and the expected receipt of proceeds from additional exercises of outstanding warrants should allow us to accelerate our development drilling program. We currently have two development drilling rigs deployed, the Parker 76 rig in Vermilion 16 field and the Axxis Justice rig in Breton Sound 32 field."

About Saratoga Resources

Saratoga is an independent exploration and production Company with offices in Houston, Texas and Covington, Louisiana. Principal holdings cover 32,185 gross/net acres, mostly held-by-production, currently located in the transitional coastline and protected in-bay environment on parish and state leases of south Louisiana.  For more information, go to our website at www.saratogaresources.com and sign up for regular updates by clicking on the Updates button.

Forward-Looking Statements

This press release includes certain estimates and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding the expected closing date of the sale of shares, the actual net proceeds from the sale of shares, the expected receipt of funds from the exercise of warrants and the results of the Company’s planned acceleration of its drilling and development program. Words such as "expects”, "anticipates", "intends", "plans", "believes", "assumes", "seeks", "estimates", "should",  and variations of these words and similar expressions, are intended to identify these forward-looking statements. While we believe these statements are accurate, forward-looking statements are inherently uncertain and we cannot assure you that these expectations will occur and our actual results may be significantly different. These statements by the Company and its management are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Important factors that could cause actual results to differ from those in the forward-looking statements include the factors described in the "Risk Factors" section of the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.

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